Exhibit 21.1

List of Subsidiaries

Supreme International, LLC, a Delaware limited liability company formerly known as Supreme International, Inc.

Perry Ellis Menswear, LLC, a Delaware limited liability company formerly known as Perry Ellis Menswear, Inc.

Perry Ellis Europe Limited, a private limited company incorporated in England and Wales

PEI Licensing, Inc., a Delaware corporation

Supreme Realty, LLC, a Florida limited liability company

Supreme Munsingwear Canada Inc., a Canada corporation

Perry Ellis Shared Services Corporation, a Delaware corporation

Tampa DC, LLC, a Delaware limited liability company

Perry Ellis International Group Holdings Limited, a private company incorporated under the laws of Ireland and registered in the Bahamas

Perry Ellis International Europe Limited, a private company incorporated under the laws of Ireland

Perry Ellis Europe Germany, GmbH, a private company incorporated under the laws of Germany

Perry Ellis International HK Limited, a private company incorporated under the laws of Hong Kong

Perry Ellis International Europe SARL, a private company incorporated under the laws of France

Perry Ellis Real Estate, LLC, a Delaware limited liability company formerly known as Perry Ellis Real Estate Corporation

Grand Team Holdings Limited, a private company incorporated under the laws of Hong Kong

Perry Ellis Europe Retail, Limited, a private company incorporated in England and Wales

Perry Ellis Menswear Puerto Rico, LLC, a Puerto Rico limited liability company

Perry Ellis Mexico, S.A. de R.L. de C.V. a company incorporated under the laws of Mexico

Perry Ellis Mexico Holding Corp, a Delaware corporation

Birdhill Ltd, a private company incorporated under the laws of Hong Kong